Exhibit 5.1

Mayer Brown LLP 71 South Wacker Drive Chicago, IL 60606 United States of America T: +1 (312) 782 0600 F: +1 (312) 701 7711 mayerbrown.com

March 13, 2025 Carvana Receivables Depositor LLC 300 E. Rio Salado Parkway, Bldg. 1 Tempe, Arizona 85281
Re: Carvana Receivables Depositor LLC Registration Statement on Form SF-3 (No. 333-263473)
Ladies and Gentlemen:
We have acted as special counsel to Carvana Receivables Depositor LLC, a Delaware limited liability company (the “Company”), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Current Registration Statement”) and the registration statement on Form SF-3 (file number 333-285582) filed with the Commission pursuant to the Act on March 5, 2025, (the “New Registration Statement”), which has not been declared effective by the Commission but extends the three-year shelf eligibility period of the Current Registration Statement up to 180 days pursuant to Rule 415(a)(5)(ii)(A) under the Act, and the offering of Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D Auto Loan Asset Backed Notes (collectively, the “Offered Notes”), in each case, in the initial principal amount specified in the final prospectus dated March 11, 2025 (the “Prospectus”), which Prospectus has been filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”). As described in the Prospectus, the Offered Notes and the other notes described in the Prospectus (collectively with the Offered Notes, the “Notes”) will be issued by Carvana Auto Receivables Trust 2025-P1 (the “Issuer”), a trust formed by the Company pursuant to a trust agreement (as amended, restated or otherwise modified, the “Trust Agreement”) between the Company and BNY Mellon Trust of Delaware, as owner trustee. The Notes will be issued pursuant to an indenture (the “Indenture”) between the Issuer, Carvana Auto Receivables

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including
Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England & Wales), Mayer Brown Hong Kong LLP (a Hong Kong limited liability partnership which operates in temporary association with Hong Kong partnership Johnson Stokes & Master)
and Tauil & Chequer Advogados (a Brazilian partnership).

Mayer Brown LLP
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Grantor Trust 2025-P1 and Computershare Trust Company, N.A., as indenture trustee (the “Indenture Trustee”).

In that connection, we generally are familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including the Prospectus and the underwriting agreement and current drafts of the Trust Agreement, the Indenture (including the form of Notes included as an exhibit thereto), the grantor trust agreement, the receivables purchase agreement, the receivables transfer agreement, the receivables contribution agreement, the servicing agreement, the backup servicing agreement, the collateral custodian agreement, the administration agreement and the asset representations agreement (collectively, the “Operative Documents”). Terms used herein without definitions have the meanings given to such terms in the Prospectus.
Based on and subject to the foregoing, we are of the opinion that, with respect to the Offered Notes, when (a) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Offered Notes have been duly executed and issued by the Issuer and authenticated by the Indenture Trustee, and sold by (or at the direction of) the Company and (c) payment of the agreed consideration for the Offered Notes has been received by the Issuer, all in accordance with the terms and conditions of the Operative Documents and in the manner described in the Prospectus, such Offered Notes will have been duly authorized by all necessary action of the Issuer and will be legally issued and binding obligations of the Issuer and entitled to the benefits afforded by the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

Mayer Brown LLP
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Our opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New York and the Delaware Statutory Trust Act. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to a Form 8-K filed in connection with the Prospectus and to the use of our name therein without admitting we are “experts” within the meaning of the Act, as amended, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Current Registration Statement, the New Registration Statement or the Prospectus.

Very truly yours,

/s/ Mayer Brown LLP

Mayer Brown LLP